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Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522

February 28, 2006

Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

    Re:
    Hexcel Corporation
    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Hexcel Corporation, a Delaware corporation (the "Company"), in connection with the sales by certain of the Company's stockholders (the "Selling Stockholders") of an aggregate of 21,433,306 shares (the "Secondary Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), and up to an additional 2,143,331 shares of Common Stock (the "Option Shares") at the Underwriters' option. The Secondary Shares and the Option Shares are collectively referred to herein as the "Securities."

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

  (a)
  the registration statement of the Company on Form S-3 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (such Registration Statement being hereinafter referred to as the "Registration Statement");

  (b)
  the Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware;

  (c)
  the Restated By-Laws of the Company, as amended to date, certified by the Secretary of the Company;

  (d)
  a specimen certificate representing the Common Stock;

  (e)
  copies of cancelled certificates formerly registered in the names of certain of the Selling Stockholders representing 6,348 shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") that were converted, in August 2005, by such Selling Stockholders into 2,115,765 shares of Common Stock, 233 shares of which are included in the Securities (the "August Conversion");

  (f)
  copies of the closing documents executed and delivered in connection with the August Conversion;

  (g)
  copies of cancelled certificates formerly registered in the names of certain of the Selling Stockholders representing 70,729 shares of the Preferred Stock that were converted, in December 2005, by such Selling Stockholders into 23,576,330 shares of the Securities (the "December Conversion" and, together with the August Conversion, the "Conversions");

  (h)
  copies of the closing documents executed and delivered in connection with the December Conversion;

  (i)
  the Certificate of Designations of the Preferred Stock;

  (j)
  copies of the closing documents executed and delivered in connection with the original issuances of the Preferred Stock to the Selling Stockholders;

  (k)
  copies of the closing documents executed and delivered in connection with the original issuances of the Securities other than those issued to the Selling Stockholders upon the Conversions;

  (l)
  copies of the certificates evidencing the Securities; and

  (m)
  certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Preferred Stock and the Securities, the filing of the Registration Statement and related matters; and

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that an authorized officer of the transfer agent and registrar for the Common Stock duly countersigned the stock certificates evidencing the Securities and duly entered the issuance of the Securities on the stock record books of the Company. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that Securities have been duly authorized and validly issued and are fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                      Very truly yours,

                      /s/ Skadden, Arps, Slate, Meagher & Flom LLP

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